Exhibit 99.1

Journey Medical Corporation Reports Third Quarter 2022 Financial Results and Recent Corporate Highlights

Revenue for the first nine months of 2022 increased 26% to $57.7 million versus the same period in 2021 of $45.6 million

DFD-29 Phase 3 studies are 75% enrolled to date

Top-line data from the Phase 3 clinical program evaluating DFD-29 for the treatment of papulopustular rosacea anticipated in the first half of 2023

Company to hold conference call on November 10, 2022 at 4:30 p.m. ET

Scottsdale, AZ – November 10, 2022 – Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical” or the “Company”), a commercial-stage pharmaceutical company that focuses on the development and commercialization of pharmaceutical products for the treatment of dermatological conditions, today announced financial results and recent corporate highlights for the third quarter and nine months ended September 30, 2022.

Claude Maraoui, Journey Medical’s Co-Founder, President and Chief Executive Officer said, “While our sales revenue for the third quarter of 2022 of $16.1 continues to be negatively impacted primarily by the effect of Targadox generic competition versus the third quarter of 2021, we still expect to report record revenue for the full year 2022. Also, we are pleased to have enrolled 75% of patients throughout the U.S. and Europe in our two DFD-29 Phase 3 studies for the treatment of papulopustular rosacea. We anticipate announcing top-line data from the trials in the first half of 2023 and expect to file a New Drug Application (“NDA”) shortly thereafter in the second half of 2023. After approval, we anticipate that DFD-29 will achieve peak annual net sales exceeding $100 million. We believe that this program, together with our eight branded and three authorized generic products that help treat common skin conditions, position Journey Medical for sales growth in the coming years. Journey Medical also expects to launch another product in the upcoming months.”

Financial Results:

•

Revenues were $16.1 million for the third quarter of 2022, compared to revenues of $19.6 million for the third quarter of 2021, representing a decline of $3.5 million. The decline in revenue was primarily attributed to a combination of, the continued generic competition of Targadox, that represented a $4.0 million reduction versus the prior year, and a $0.6 million increase in the net revenue of Accutane, which was 17% favorable versus the third quarter of 2021.

•	Selling, general and administrative expenses were $15.6 million for the third quarter of 2022, compared to $10.8 million for the third quarter of 2021, with the increase primarily resulting from the expansion of the sales force, marketing expenses related to the expanded product portfolio of four products (Accutane, Qbrexza, Amzeeq and Zilxi), and professional fees associated with being a public company.

•	Research and development expenses were $2.8 million in the third quarter of 2022, compared to $0.7 million in the third quarter of 2021, reflecting ongoing clinical trial expenses to develop DFD-29. These expenses have increased and are a result of the enrollment of additional patients in the two Phase 3 trials.

•	Net loss was ($10.1) million, or ($0.57) per share basic and diluted, for the third quarter of 2022, compared to a net loss of ($10.6) million, or ($1.16) basic and diluted per share, for the third quarter of 2021.

•	Non-GAAP Adjusted EBITDA (Adjusted Operating Net Income (loss)) was ($4.0) million, or ($0.23) per share basic and diluted, for the third quarter of 2022, compared to Non-GAAP Adjusted EBITDA (Adjusted Operating Net Income of $1.3 million, or $0.14 per share basic and $0.12 per share diluted, for the third quarter of 2021. Non-GAAP Adjusted EBITDA (Adjusted Operating Net Income (loss)) and Non-GAAP Adjusted EBITDA (Adjusted Operating Net Income (loss)) per share basic and diluted are non-GAAP financial measures, each of which are reconciled to the most directly comparable financial measures calculated in accordance with GAAP below, under the heading “Reconciliation of GAAP to Non-GAAP Adjusted EBITDA (Adjusted Operating Net Income (loss)).”

•	At September 30, 2022, cash and cash equivalents totaled $34.9 million, compared to $49.1 million on December 31, 2021.

Recent Corporate Highlights:

•

To date, Journey Medical has achieved 75% enrollment in its DFD-29 Phase 3 clinical program for the treatment of papulopustular rosacea. The two DFD-29 Phase 3 clinical studies are still on target to complete enrollment in 2022, with top-line data readout expected in the first half of 2023. Journey Medical plans to submit the NDA for DFD-29 in the second half of 2023 and FDA approval is anticipated in the second half of 2024. In the Phase 2 clinical trials, DFD-29 (40mg) demonstrated nearly double the efficacy when compared against Oraycea® (European equivalent of Oracea®) on both co-primary endpoints. For the first co-primary endpoint, Investigator’s Global Assessment (“IGA”) treatment success, Oraycea only had a 33.33% IGA treatment success rate, while DFD-29 achieved a 66.04% IGA treatment success rate. For the second co-primary endpoint, the change in total inflammatory lesion count, Oraycea only had a 10.5 reduction in inflammatory lesions, while DFD-29 achieved a 19.2 reduction in inflammatory lesions.

•	In August 2022, $5.0 million was drawn from the Company’s term loan facility with East West Bank. The additional $5.0 million is part of the Company’s operating plan and additional working capital.

•

Wire Security Fraud update – Regarding the cybersecurity breach that resulted in losses of $9.5 million in September of 2021, the federal government has been able to seize a significant amount of cryptocurrency assets associated with the breach. Once the cryptocurrency has been converted back into U.S. dollars, Journey Medical will receive a notification letter to initiate the return of the cash to the Company. This process could take as long as 6 months or more to complete.

Conference Call and Webcast Information

Journey Medical management will conduct a conference call and audio webcast at 4:30 p.m. ET on November 10, 2022.

To listen to the conference call, interested parties within the U.S. should dial 1-866-777-2509 (domestic) or 1-412-317-5413 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Journey Medical conference call. Participants can register for the conference here: https://dpregister.com/sreg/10172735/f4f2b41486. Please note that registered participants will receive their dial-in number upon registration.

A live audio webcast can be accessed on the News and Events page of the Investors section of Journey Medical’s website, www.journeymedicalcorp.com, and will remain available for replay for approximately 30 days after the meeting.

About Journey Medical Corporation

Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical”) is focused on identifying, acquiring, developing and strategically commercializing innovative, differentiated dermatology products through its efficient sales and marketing model. The company currently markets eight products that help treat and heal common skin conditions. The Journey Medical team is comprised of industry experts with extensive experience commercializing some of the most successful prescription dermatology brands. Journey Medical is located in Scottsdale, Arizona and was founded by Fortress Biotech, Inc. (Nasdaq: FBIO). Journey Medical’s common stock is registered under the Securities Exchange Act of 1934, as amended, and it files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). For additional information about Journey Medical, visit www.journeymedicalcorp.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. As used below and throughout this press release, the words “we”, “us” and “our” may refer to Journey Medical. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. The words “anticipate,” “believe,” “estimate,” “may,” “expect,” “will,” “could,” “project,” “intend” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; risks relating to the timing of starting and completing clinical trials, including disruptions that may result from hostilities in Europe; our dependence on third-party suppliers; risks relating to the COVID-19 outbreak and its potential impact on our employees’ and consultants’ ability to complete work in a timely manner and on our ability to obtain additional financing on favorable terms or at all; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; potential recovery of funds lost from previously disclosed cyber security breaches; as well as other risks described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K filed on March 28, 2022, subsequent Reports on Form 10-Q, and our other filings we make with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact:

Jaclyn Jaffe

(781) 652-4500

ir@jmcderm.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com

JOURNEY MEDICAL CORPORATION

Unaudited Condensed Consolidated Balance Sheets

(Dollars in thousands except for share and per share amounts)

	September 30,	December 31,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$34,891	$49,081
Accounts receivable, net of reserves	28,533	23,112
Inventory	15,230	9,862
Prepaid expenses and other current assets	942	2,438
Total current assets	79,596	84,493

Intangible assets, net	28,424	12,552
Operating lease right-of-use asset, net	22	89
Other assets	103	150
Total assets	$108,145	$97,284

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$33,626	$22,812
Due to related party	74	641
Accrued expenses	17,783	22,733
Accrued interest	125	-
Income taxes payable	22	8
Line of credit	-	812
Deferred cash payment (net of discount of $76)	4,924	-
Installment payments – licenses, short-term	4,198	4,510
Operating lease liability	25	98
Total current liabilities	60,777	51,614

Term loan (net of debt discount of $190)	19,810	-
Installment payments – licenses, long-term	1,374	3,627
Total liabilities	81,961	55,241

Stockholders' equity
Common stock, $.0001 par value, 50,000,000 shares authorized, 11,642,659 and 11,316,344 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	1	1
Common stock - Class A, $.0001 par value, 50,000,000 shares authorized, 6,000,000 shares issued and outstanding as of September 30, 2022 and December 31, 2021	1	1
Additional paid-in capital	84,042	80,915
Accumulated deficit	(57,860)	(38,874)
Total stockholders' equity	26,184	42,043
Total liabilities and stockholders' equity	$108,145	$97,284

JOURNEY MEDICAL CORPORATION

Unaudited Condensed Consolidated Statements of Operations

(Dollars in thousands except for share and per share amounts)

	Three-Month Periods Ended		Nine-Month Periods Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue:
Product revenue, net	$16,043	$19,610	$55,074	$45,617
Other revenue	73	-	2,629	-
Total Revenue	16,116	19,610	57,703	45,617

Operating expenses
Cost of goods sold – product revenue	7,221	11,167	23,057	22,559
Research and development	2,812	718	6,687	747
Research and development - licenses acquired	-	76	-	13,819
Selling, general and administrative	15,575	10,755	45,481	24,776
Wire transfer fraud loss	-	9,540	-	9,540
Total operating expenses	25,608	32,256	75,225	71,441
Loss from operations	(9,492)	(12,646)	(17,522)	(25,824)

Other expense
Interest income	(3)	-	(10)	-
Interest expense	559	1,373	1,402	2,936
Foreign exchange transaction losses	22	-	22	-
Change in fair value of derivative liability	-	2	-	184
Total other expense	578	1,375	1,414	3,120
Loss before income taxes	(10,070)	(14,021)	(18,936)	(28,944)

Income tax expense (benefit)	10	(3,375)	50	(6,701)
Net Loss	$(10,080)	$(10,646)	$(18,986)	$(22,243)

Net loss per common share:
Basic and diluted	$(0.57)	$(1.16)	$(1.09)	$(2.43)
Weighted average number of common shares:
Basic and diluted	17,618,064	9,161,333	17,464,561	9,160,344

Use of Non-GAAP Measures:

In addition to the GAAP financial measures as presented in our Form 10-Q that will be filed with the Securities and Exchange Commission (“SEC”), the Company has, in this press release, included certain non-GAAP measurements, including Adjusted EBITDA (Adjusted Operating Net Income (loss)), Adjusted Operating Net Income (loss) per share basic and Adjusted Net Income (loss) per share diluted. We define Adjusted EBITDA (Adjusted Operating Net Income (loss)) as net income (loss) excluding interest, taxes and depreciation, less certain other non-cash items, namely, share-based compensation expense, amortization of acquired intangible assets, inventory step-ups from the purchases of intangibles assets and products, as more fully described as follows:

•	Share-Based Compensation Expense: We exclude share-based compensation from our adjusted financial results because share-based compensation expense, which is non-cash, fluctuates from period to period based on factors that are not within our control, such as our stock price on the dates share-based grants are issued.

•	Non-core and Short-term Research and Development Expense: We exclude costs associated with non-core and short-term related research and development because we do not consider such costs to be normal, recurring operating expenses that are core to our long-term strategy.

•	Amortization of Acquired Intangible assets: We exclude the impact of certain amounts recorded in connection with the acquisitions of intangible assets that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing. These amounts may include non-cash items such as the amortization of acquired intangible assets and amortization of step-ups of acquisition accounting adjustments to inventories.

Adjusted Operating Net Income (loss) per share basic and Adjusted Net Income (loss) per share diluted are determined by dividing the resulting Adjusted EBITDA (Adjusted Operating Net Income (loss)) by the number of shares outstanding on an actual and fully diluted basis.

Management believes use of these non-GAAP measures provide meaningful supplemental information regarding the Company’s performance because (i) it allows for greater transparency with respect to key measures used by management in its financial and operational decision-making, (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the Company’s core operating performance and (iii) it is used by institutional investors and the analyst community to help analyze the Company's results. However, Adjusted EBTIDA (Adjusted Operating Net Income (loss)), Adjusted Operating Net Income (loss) per share basic, Adjusted Net Income (loss) per share diluted and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the Company’s competitors.

The table below provides a reconciliation from GAAP to non-GAAP measures:

JOURNEY MEDICAL CORPORATION

Reconciliation of GAAP to Non-GAAP Adjusted EBITDA (Adjusted Operating Net Income (loss))

(Dollars in thousands except for share and per share amounts)

	Three-month periods ended		Nine-month periods ended
	September 30,		September 30,
	2022	2021	2022	2021
GAAP Net Loss	$(10,080)	$(10,646)	$(18,986)	$(22,243)

EBITDA:
Interest	556	1,373	1,392	2,936
Taxes	10	(3,375)	50	(6,701)
Depreciation	-	-	-	-
Amortization of acquired intangible assets	1,016	658	3,050	1,983
EBITDA	(8,498)	(11,990)	(14,494)	(24,025)

Non-GAAP Adjusted EBITDA (Adjusted Operating Net (loss) gain ):
Share-based compensation	1,438	8	2,985	41
Change in fair value of derivative liabilities	-	2	-	184
Inventory step-up expense	214	3,001	525	4,239
Wire transfer fraud loss	-	9,540	-	9,540
R&D	2,778	718	6,653	747
Foreign exchange transaction losses	22	-	22	-
Severance	27	-	27	260
Non-GAAP Adjusted EBITDA (Adjusted Operating Net (loss) gain )	$(4,019)	$1,279	$(4,282)	$(9,014)

Net loss per common share Basic:
GAAP Net loss	$(0.57)	$(1.16)	$(1.09)	$(2.43)
Non-GAAP Net (loss) gain	$(0.23)	$0.14	$(0.25)	$(0.98)

Net loss per common share Diluted:
GAAP Net loss	$(0.57)	$(0.98)	$(1.09)	$(2.43)
Non-GAAP Net (loss) gain	$(0.23)	$0.12	$(0.25)	$(0.98)

Weighted average number of common shares Basic:	17,618,064	9,161,333	17,464,561	9,160,344
Weighted average number of common shares Diluted:	17,618,064	10,892,050	17,464,561	9,160,344

The weighted average number of shares of common stock outstanding used to calculate both basic and diluted income loss per share is the same for the three-month period ended September 30, 2022 and the nine-month periods ended September 30, 2022 and 2021 since the Company reported a net loss for these periods.